May 13, 1997




Optek Technology, Inc.
1215 West Crosby Road
Carrollton, Texas 75006

     Re:  Optek Technology, Inc.
          Registration Statement on Form S-3

Gentlemen:

     Optek Technology, Inc., a Delaware corporation (the "Company"), has filed with the Securities and Exchange Commission its Registration Statement on Form S-3 (the "Registration Statement") relating to 1,028,230 shares of its Common Stock, par value $0.01 per share (the "Common Stock"), to be sold to underwriters for distribution to the public. All of such 1,028,230 shares are now issued and outstanding and are to be sold by certain selling stockholders (the "Selling Stockholders"), as set forth in the Registration Statement.

     We have acted as counsel for the Company in connection with the proposed public offering of said shares of Common Stock and the registration under the Securities Act of 1933, as amended, of such shares and are familiar with the proceedings taken and proposed to be taken by them in connection therewith. We are familiar with the corporate law of the State of Delaware under which the Company is incorporated and exists, and we have examined such documents and corporate proceedings, and have made such further examinations and inquiries, as we deem necessary for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     2. All of the presently issued and outstanding shares of Common Stock, including 1,028,230 shares to be sold by the Selling Stockholders, are validly issued and outstanding, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus included in the Registration
Statement.

                              Very Truly Yours,

                              HEWITT & HEWITT, P.C.




                              By:
                                  Christopher M. Hewitt
                                  President

CMH:ds